Exhibit 99B

VALSPAR STOCK OWNERSHIP TRUST
FOR HOURLY EMPLOYEES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 27, 1995 AND OCTOBER 28, 1994
AND INDEPENDENT AUDITORS' REPORT




THE VALSPAR STOCK OWNERSHIP TRUST FOR HOURLY EMPLOYEES

TABLE OF CONTENTS
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                                                                        PAGE

INDEPENDENT AUDITORS' REPORT                                             1

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for Benefits                       2
   Statements of Changes in Net Assets Available for Benefits            3
   Notes to Financial Statements                                         4

SUPPLEMENTAL SCHEDULE -
   Item 27a - Schedule of Assets Held for Investment Purposes            8



INDEPENDENT AUDITORS' REPORT


The Valspar Stock Ownership Trust
   Administrative Committee

We have audited the accompanying statements of net assets available for benefits of the Valspar Stock Ownership Trust for Hourly Employees (the Plan) as of October 27, 1995 and October 28, 1994 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 27, 1995 and October 28, 1994 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE LLP

January 8, 1996



VALSPAR STOCK OWNERSHIP TRUST FOR HOURLY EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 27, 1995 AND OCTOBER 28, 1994
-----------------------------------------------------------------------------------

                                                              1995          1994

ASSETS:
    Investments (Note 3):
       Interest in Valspar Stock Ownership Master Trust   $17,189,641   $17,368,913
       Other                                                  116,879       243,379
    Receivables:
       Employees' contributions                               117,666       104,730
       Employer's contributions                                51,921        47,379
                                                          -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS                         $17,476,107   $17,764,401
                                                          ===========   ===========


See notes to financial statements.



VALSPAR STOCK OWNERSHIP TRUST FOR HOURLY EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 27, 1995 AND OCTOBER 28, 1994
----------------------------------------------------------------------------------

                                                           1995             1994

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Employee contributions                            $  1,227,200    $  1,152,012
    Employer contributions                                 563,951         527,084
    Interest in earnings of Valspar Stock Ownership
       Master Trust                                        437,136       2,039,237
    Other                                                   20,338         304,182
                                                      ------------    ------------
                                                         2,248,625       4,022,515

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Dividend payments to participants                      229,007         195,748
    Benefit payments:
       The Valspar Corporation:
          In cash                                          106,212         132,686
          In stock                                       1,836,884         725,705
       McWhorter Technologies, Incorporated:
          In cash                                            3,122           3,313
          In stock                                         349,779         148,807
       Other                                                11,915
                                                      ------------    ------------
                                                         2,536,919       1,206,259
                                                      ------------    ------------

NET (DECREASE) INCREASE                                   (288,294)      2,816,256

NET ASSETS AVAILABLE FOR BENEFITS AT
    BEGINNING OF YEAR                                   17,764,401      14,948,145
                                                      ------------    ------------

NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                       $ 17,476,107    $ 17,764,401
                                                      ============    ============


See notes to financial statements.



VALSPAR STOCK OWNERSHIP TRUST FOR HOURLY EMPLOYEES

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 27, 1995 AND OCTOBER 28, 1994
--------------------------------------------------------------------------------

1.       SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Valspar Stock Ownership Trust for Hourly Employees (the Plan) are maintained on the accrual basis.

         Investments in common stock of the Valspar Corporation (the Company) and McWhorter Technologies, Incorporated (McWhorter) are stated at fair value (the last reported sales price on the last business day of the year).

         Other investments are stated at current fair value as determined by the trustee, Norwest Bank Minnesota, N.A., who holds the various investments. The trustee values securities which are traded on a national securities exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

         Benefits paid to participants in shares of the Company or in shares of McWhorter are valued at fair value.

         Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $17,392 and $311 at October 27, 1995 and October 28, 1994, respectively.

2.       DESCRIPTION OF THE PLAN

         The Plan is a defined contribution plan that is available to all hourly employees who meet certain age and length of service requirements. It provides for retirement and termination benefits.

         Employees electing to participate in the Plan make voluntary contributions on a pretax or after-tax basis up to a maximum of 6% of eligible wages if they are also participating in Valspar's Profit Sharing Plan. Employees participating in a defined benefit pension plan are eligible to contribute up to a maximum of 15% of eligible wages. The Company has voluntarily agreed to contribute an amount equal to one-half of eligible wages contributed by employees (to a maximum match of 3% of eligible wages). Employee contributions vest immediately, and Company contributions vest after five years of service. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of termination of the Plan, the net assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

         According to the Plan, contributions are to be primarily invested in common stock of the Company. Cash dividends earned on plan shares are paid out to the Plan participants. The common stock of McWhorter is not a current investment option of the Plan (see Note 6). Participants meeting certain age and length of participation requirements may diversify a portion of their interest into investments other than common stock of the Company.

         Forfeitures resulting from the termination of Plan participants with less than 100% vesting reduce the Company's contribution in the year of forfeiture. Total forfeitures were $8,282 and $1,546 in 1995 and 1994, respectively.

3.       INVESTMENTS

         Investments of the Valspar Stock Ownership Master Trust are accounted for on a share value basis as determined by Norwest Bank Minnesota N.A., trustee.

         The fair value of investments of the Valspar Stock Ownership Master Trust in which the Plan invests are as follows:

                                                            October 27,          October 28,
                                                               1995                 1994

         Common stock of the Valspar Corporation         $     83,844,618     $     78,930,684
         Common stock of McWhorter Technologies,
           Incorporated (Note 6)                               12,622,035           18,624,874
         Collective Trust Fund                                     54,450              324,688
                                                         ----------------     ----------------
                                                         $     96,521,103     $     97,880,246
                                                         ================     ================

         The investment income of the Valspar Stock Ownership Master Trust for the years ended October 27, 1995 and October 28, 1994 are as follows:

                                                               1995                 1994

         Valspar Stock:
           Interest                                      $         14,292     $         10,803
           Dividends                                            1,280,451            1,122,192
           Unrealized asset appreciation                        4,938,519           16,124,133
                                                         ----------------     ----------------
                                                         $      6,233,262     $     17,257,128
                                                         ================     ================

         McWhorter Stock:
           Interest                                                           $            266
           Gain on sale of assets                        $        575,432              374,659
           Unrealized asset (depreciation) appreciation        (4,187,426)           1,344,684
                                                         ----------------     ----------------
                                                         $     (3,611,994)    $      1,719,609
                                                         ================     ================


         The Valspar Stock Ownership Master Trust holds assets for the Plan and the Valspar Stock Ownership Trust for Salaried Employees. The Plan's ownership interest in the Valspar Stock Ownership Master Trust was 17.8% on October 27, 1995 and October 28, 1994.

         Other investments of the Plan include investments in the Equity Fund Master Trust, the Bond Fund Master Trust, the Principal Protection Fund Master Trust, and a Norwest Short-term investment fund (collective trust fund). These alternative investments are available for diversification purposes to Plan participants who have attained age 55 and have ten years of participation in the Plan.


4.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         Fees incurred for trustee, recordkeeping, and other services rendered by parties-in-interest are paid by the Company.

         During the years ended October 27, 1995 and October 28, 1994, the Valspar Stock Ownership Master Trust purchased 200,952 and 163,267 shares of common stock of the Company at a cost of $7,410,495 and $6,170,396, respectively. Dividends on common stock of the Company received by the Master Trust totaled $1,280,451 and $1,122,192 in the years ended October 27, 1995 and October 28, 1994, respectively.

5.       INCOME TAX STATUS

         The Plan obtained its latest determination letter on May 26, 1992 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended to comply with new legislation enacted since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.       MCWHORTER TECHNOLOGIES, INC. TRANSACTION

         On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including Plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter common stock for every two shares of Valspar common stock held.

         The common stock of McWhorter is not a current investment option of the Plan, and Plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter. Proceeds from liquidation will be reinvested in Valspar common stock.







SUPPLEMENTAL SCHEDULE




THE VALSPAR STOCK OWNERSHIP TRUST FOR HOURLY EMPLOYEES

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
------------------------------------------------------------------------------------------------------------------------
OCTOBER 27, 1995
------------------------------------------------------------------------------------------------------------------------

                                                           DESCRIPTION OF INVESTMENT
                                                           INCLUDING MATURITY DATE,
        IDENTITY OF ISSUE, BORROWER,                           RATE OF INTEREST,                            CURRENT
          LESSOR, OR SIMILAR PARTY                          PAR, OR MATURITY VALUE           COST            VALUE

Interest in Master Trust Funds:
    Equity Fund Master Trust                                      5,046 units          $       50,354    $       64,990
    Bond Fund Master Trust                                        1,856 units                  22,866            20,743
    Principal Protection Fund
        Master Trust                                                989 units                  10,724            13,665
    Valspar Stock Ownership
        Master Trust                                            529,078 units               6,220,044        17,189,641
Interest in common stock:
    The Valspar Corporation                                        379 shares                   5,349            14,781
    McWhorter Technologies,
       Incorporated                                                180 shares                     969             2,700
                                                                                       --------------    --------------
                                                                                       $    6,310,306    $   17,306,520
                                                                                       ==============    ==============
